Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Prudential Jennison Mid-Cap Growth Fund, Inc.:

We consent to the use of our report, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York

October 29, 2012